UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2007

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On April 4, 2007, BioMarin Pharmaceutical Inc. (the “Company”) entered into updated employment agreements with each of its executive officers, except for its Chief Executive Officer. The following executive officers signed employment agreements, with base annual salaries as indicated: Jeffrey H. Cooper, Senior Vice President, Chief Financial Officer, $280,500; Emil D. Kakkis, M.D., Ph.D., Chief Medical Officer, $315,000; Robert A. Baffi, Ph.D., Senior Vice President, Technical Operations, $285,000; Stuart J. Swiedler, M.D., Ph.D., Senior Vice President, Clinical Affairs, $285,500; and G. Eric Davis, Vice President, General Counsel, $276,900. Except as indicated below, the terms of the employment agreements are identical. These agreements superseded any prior agreement that the Company had with the respective executive officer.

Pursuant to the employment agreements, the executive officers are entitled to bonuses in accordance with the Company’s generally applicable employee bonus program, with such targets and metrics as the Board may approve from time to time. Dr. Kakkis is entitled to an additional bonus of $50,000 on the successful filing of any Investigational New Drug Application for any molecule intended for the treatment of a genetic disorder, and an additional bonus of $100,000 for approval of any New Drug Application by the FDA for any molecule for the treatment of a genetic disorder. The executive officers are entitled to participate in the Company’s retirement, stock option, stock purchase, pension, insurance, profit-sharing and similar plans as in effect from time to time.

The executive officers’ employment continues until terminated. The Company can terminate the agreement at any time upon written notice to the executive officer. Under the terms of the agreement, if the Company terminates the executive officer’s employment without cause or if the executive officer resigns for good reason or becomes permanently disabled while employed by the Company or the Company files bankruptcy, the executive officer will be entitled to receive, in a lump sum within two weeks after separation of employment: (i) compensation in an amount equal to his then current annual base salary; and (ii) a cash bonus equal to 100% of the greater of the actual cash bonus paid to the executive officer attributable to the prior years’ service or the executive officer’s target cash bonus for the current year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation
(Registrant)

Date April 13, 2007	/s/ G. Eric Davis
G. Eric Davis
Vice President, General Counsel